EX-99.e.1.ii

AMENDMENT NO. 6

TO SCHEDULE I

TO THE DISTRIBUTION AGREEMENT

AS OF OCTOBER 1, 2013

     This Schedule to the Distribution Agreement between Delaware Pooled Trust and Delaware Distributors, L.P. entered into as of January 9, 2007 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Portion
		Total 12b-1	designated as
		Plan Fee Rate	Service Fee
		(per annum	Rate (per
		of the Series’	annum of the
Series Name	Class Names	average daily	Series’	Effective Date
		net assets	average daily
		represented	net assets
		by shares of	represented
		the Class)	by shares of
the Class)
The Core Focus Fixed				June 30, 2004
Income Portfolio
The Core Plus Fixed Income				June 28, 2002
Portfolio
The Emerging Markets				April 19, 2001
Portfolio
The Emerging Markets				June 22, 2010
Portfolio II
The Focus Smid-Cap				November 30, 2003
Growth Equity Portfolio
The High-Yield Bond				April 19, 2001
Portfolio
The International Equity				April 19, 2001
Portfolio
The Labor Select				April 19, 2001
International Equity Portfolio
The Large-Cap Growth				October 30, 2005
Equity Portfolio
The Large-Cap Value Equity				April 19, 2001
Portfolio
The Real Estate Investment	Delaware	.25%		April 19, 2001
Trust Portfolio (Delaware	REIT Fund
REIT Fund)	Class A
	Delaware	1.00%	.25%	April 19, 2001
REIT Fund
Class B
	Delaware	1.00%	.25%	April 19, 2001
REIT Fund
Class C
	Delaware	.50%		May 15, 2003
REIT Fund
Class R
	Delaware			April 19, 2001
REIT Fund
Institutional
Class
The Real Estate Investment				April 19, 2001
Trust Portfolio II
The Select 20 Portfolio				April 19, 2001

DELAWARE DISTRIBUTORS, L.P.		DELAWARE POOLED TRUST
DELAWARE DISTRIBUTORS, INC.,		on behalf of the Series listed on Schedule I
General Partner

By:	/s/ J. Scott Coleman	By:	/s/ Patrick P. Coyne
	Name: J. Scott Coleman		Name: Patrick P. Coyne
	Title: President		Title: President